WSL          WEINICK
               SANDERS
                 LEVENTHAL & CO., LLP
                                                                   1515 BROADWAY
                                                       NEW YORK, N.Y. 10036-5788
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                    CERTIFIED PUBLIC ACCOUNTANTS                    212-869-3333
                                                                FAX 212-764-3060
                                                                   WWW.WSLCO.COM






                 CONSENT OF WEINICK SANDERS LEVENTHAL & CO., LLP
                   (INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS)








         We consent to the incorporation by reference in the Registration Statements of Atec Group, Inc. on; Form S-3, dated December 29, 1998; Form S-8, dated May 6, 1999, and; Form S-3, dated December 29, 2001, under the Securities Act of 1933 of our report dated August 17, 2001, and to the reference to our firm under the heading "Experts" in the Prospectus.







                                        /s/ WEINICK SANDERS LEVENTHAL & CO., LLP


         New York, New York
         March 25, 2002